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                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
FINA, Inc.:

     We consent to incorporation by reference in the following registration statements of FINA, Inc. of our report dated January 27, 1997, except as to the third paragraph of note 1(a) and note 17, which are as of February 25, 1997, and the third paragraph of note 3, which is as of February 27, 1997, relating to the consolidated balance sheets of FINA, Inc. and subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of operations, stockholders' equity and cash flows and related schedule for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996 annual report on Form 10-K of FINA, Inc.

     Registration Statements on Form S-8 of FINA, Inc.:

     - Amdel Inc. Employee Investment Plan, Registration No. 2-49321

     - American Petrofina, Incorporated Employee Non-Qualified Stock Option Plan
       (1979), Registration No. 2-68232

     - Thrift and Employee Stock Ownership Plan for Employees of American Petrofina, Incorporated, Registration No. 2-89230

     Registration Statement on Form S-3 of Fina Oil and Chemical Company Registration No. 333-06903.

     Our report refers to a change in the method of accounting for the impairment of long-lived assets in 1995.

                                            KPMG Peat Marwick LLP

Dallas, Texas
March 13, 1997